UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2015

Point.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2701 Media Center Dr. Los Angeles, California		90065
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(818) 565-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. TERMINATION OF A MATERIAL AGREEMENT.

In November 2014, Point.360’s (the “Company”) ability to borrow under the Accounts Receivable Line of Credit Note dated August 13, 2012 between the Company and Bank of the West (the “Bank”) (the “Line of Credit”) and the portion of the related Loan and Security Agreement of the same date was terminated. The Line of Credit (as amended) provided for borrowing of up to $2,000,000 based on a percentage of eligible accounts receivable and was secured by the Company’s accounts receivable and certain other assets. The amount available under the Line of Credit was suspended due to the Company’s failure to meet a minimum financial covenant tests. No amounts were outstanding under the Line of Credit as of the termination date. There were no penalties associated with the termination of the Line of Credit.

Item 2.03. CREATION OF A DIRECT FINANCIAL OBILIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On February 13, 2015, the Company entered into a Loan and Security Agreement (the “Agreement”) with Summit Financial Resources, L.P. which provides up to $2,000,000 of credit based on eligible accounts receivable. The Agreement provides that interest is calculated at prime rate (currently 3.25%) plus 1.5%, and a monthly maintenance fee of 0.6% of the amount outstanding under the Agreement. Amounts due under the Agreement are secured by accounts receivable and other personal property of the Company.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

10.1	Loan and Security Agreement dated February 13, 2015 between the Company and Summit Financial Resources, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

February 17, 2015	By:	/s/ Alan R. Steel
		Name:	Alan R. Steel
		Title:	Executive Vice President Finance and Administration Chief Financial Officer

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